EXHIBIT 99.2

PROXY	INHIBITEX, INC.	COMMON STOCK
PROXY SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints RUSSELL H. PLUMB AND MICHAEL A. HENOS with full power of substitution, attorneys and proxies to represent and to vote all of the shares of common stock, par value $0.001 per share, of INHIBITEX, INC. that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Stockholders of INHIBITEX, INC., to be held at the at 9:00 a.m. local time on _________, 2007 at Dechert LLP, 30 Rockefeller Plaza, New York, New York, and at any adjournment or postponement thereof, on all matters coming before said meeting:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1-5
1.      Proposal to approve the issuance of shares of Inhibitex common stock pursuant to the Agreement and Plan of Merger and Reorganization, dated as of April 9, 2007, by and among Inhibitex, FermaVir Pharmaceuticals, Inc., and Frost Acquisition Corp., as described in the Joint Proxy Statement — Prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.      Proposal to approve adjournment of the annual meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.      Proposal to approve Inhibitex’s Amended and Restated 2004 Stock Incentive Plan as described in the Joint Proxy Statement — Prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.      ELECTION OF DIRECTORS. Nominees: M. James Barrett, Ph.D., Michael A. Henos, and Mark L. Preminger as Class III Directors.
     (Mark only one of the following boxes.)
☐	VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any): _________________

☐	VOTE WITHHELD from all nominees.
(Continue and sign on other side)

(Continued from other side)
5.      Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for Inhibitex, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN
6.      In their discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, POSSIBLE ADJOURNMENT OF THE ANNUAL MEETING, APPROVAL OF THE AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN, ELECTION AS CLASS III DIRECTORS OF THE NOMINEES OF THE BOARD OF DIRECTORS SET FORTH ABOVE, AND THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR INHIBITEX, INC.
The undersigned acknowledges receipt of the accompanying Proxy Statement dated
                               .
Dated:                                            , 2007

Signature of Shareholder(s)
(When signing as attorney, trustee, executor,
administrator, guardian, corporate officer, etc.,
please give full title. If more than one trustee,
all should sign. Joint owners must each sign.)
Please date and sign exactly as name appears
above.
I plan ☐ I do not plan ☐ to attend the Annual Meeting.